UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

CHINA WATER GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-26175	88-0409151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A01, Baicheng Building 584 Yingbin Road Dashi, Panyu District Guangzhou, Guangdong, China	511430
(Address of principal executive offices)	(Zip Code)

(86-20) 3479 9708
(Registrant’s telephone number, including area code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the filing of this Current Report on Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2007, China Water Group, Inc. (the “Company”) entered into an Equity Assignment Contract (the “EAC”) with Fortune Luck Global International Limited (“Fortune Luck”) wherein it agreed to acquire a 90% interest in Guangzhou Xinchen Water Co, Ltd (“GXWC”) from Fortune Luck.  GXWC owned 100% of Aba Xinchen Dagu Glacier Spring Co., Ltd (“Dagu Glacier”).  By reason of the acquisition, which closed on January 23, 2008, the Company became an indirect 90% owner of Dagu Glacier.

Dagu Glacier holds a 50 year license commencing on January 22, 2006 and  expiring in 2056 to process bottled water from the Dagu Glacier located in  Sichuan Province.  At the time of the acquisition, Dagu Glacier had acquired certain assets related to bottled water processing but its business was not operational.  The Company has treated the EAC as an assets acquisition as Dagu Glacier did not have meaningful operations prior to the date of the EAC.  The consummation of the EAC was subject to the approval of various government agencies which approvals have been obtained.

The purchase price to the Company under the EAC was $13.45 million, consisting of $7.5 million in cash and $5.95 million in stock which the EAC stated was to be valued at $0.20 per share.  The valuation of the Company’s common stock to be issued under the EAC was negotiated between the parties with reference to contemporaneous prices of the Company’s common stock on the pink sheets. As of November 20,2009  the Company had paid the $7.5 million cash portion of the purchase price through application of its available cash resources.   In January 2010, the Company initiated steps for the issuance of 29,750,000 shares of its common stock to Fortune Luck, valued at $0.20 per share, as provided in the EAC, without any penalty related to the delay in the time of the delivery.  In January 2010 the market price of the Company’s common stock was approximately $0.07.

The purpose of the EAC was to enable the Company to enter a new line of business as a producer and marketer of bottled water and to leave the business of building, operating and selling waste water treatment plants.

Item 9.01	Financial Statements and Exhibits.

	(b)	Pro-forma financial information.

Not applicable

	(d)	Exhibits.

10.1         Equity Assignment Agreement with Fortune Luck Global International Limited, dated December 31, 2007.  Incorporated by reference to Exhibit 10.11 to Amendment Number 1 to the  Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER GROUP, INC.

Date: February 26 , 2010	By:	/s/ Wenge Fang
Name: Wenge Fang
Title: President

Exhibit No.	Description

10.1	Executive Employment Agreement between China Water Group Inc. and Wenge Fang dated December 11, 2008.